Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No.333-222897) on Form S-8 of our report dated July 10, 2019, relating to our audits of the consolidated financial statements of BoxScore Brands, Inc.(Formerly U-Vend, Inc. and Subsidiaries) as of and for the years ended December 31, 2018 and 2017 which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 10, 2018.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

July 10, 2019